UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported) August 13, 2009

Continucare Corporation
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-12115	59-2716023
(Commission File Number)	(IRS Employer Identification No.)

7200 Corporate Center Drive, Suite 600 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(305) 500-2000
(Registrant's telephone number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On August 13, 2009, Continucare Corporation (the “Company”) announced that Seredor Corporation, a wholly-owned subsidiary of the Company (“Seredor”), entered into a Stock Purchase Agreement with Professional Sleep Diagnostics, Inc. (“PSD”) and Samuel J. Helmick, the sole shareholder of PSD, pursuant to which Seredor acquired 100% of the issued and outstanding capital stock of PSD for $1.7 million in cash.  PSD’s unaudited revenue and pre-tax profits for the year ended December 31, 2008 were approximately $2.7 million and $0.4 million, respectively.  Additional information about the acquisition is included in the Company’s press release, dated August 13, 2009, a copy of which is included hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

99.01 Press Release of Continucare Corporation, dated August 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINUCARE CORPORATION

/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President-Finance, Chief Financial Officer,
Treasurer and Secretary

Dated:	August 13, 2009

EXHIBIT INDEX

Description	Exhibit No.

Press Release of Continucare Corporation, dated August 13, 2009.	99.01